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                                                                     EXHIBIT 4.3

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
 NUMBER                                    THE SHARES REPRESENTED HEREBY ARE                                  SHARES
[DB    ]                               SUBJECT TO (i) RESTRICTIONS ON TRANSFER                                [     ]
                                       AND THE REGISTRATION OF TRANSFER, AND (ii)
                                       MANDATORY CONVERSION UPON THE OCCURRENCE
                                       OF CERTAIN EVENTS -- SEE REVERSE SIDE.

                                                      BELO CORP.
  SERIES B COMMON                  INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE                 CUSIP 080555 20 4
PAR VALUE $1.67 EACH             THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MASSACHUSETTS     SEE REVERSE FOR CERTAIN DEFINITIONS
                                                AND NEW YORK, NEW YORK                                   AND RESTRICTIONS

This Certifies that                   SEE REVERSE SIDE FOR RIGHTS PLAN CERTIFICATION




is the owner of


                              FULLY-PAID AND NONASSESSABLE SHARES OF SERIES B COMMON STOCK OF


BELO CORP. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder, by acceptance hereof, assents.
This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

   Dated:                                               COUNTERSIGNED AND REGISTERED:
[SEAL]                                                          FLEET NATION BANK
                                                                                                        TRANSFER AGENT AND REGISTRAR
          /s/ ROBERT W. DECHERD    /s/ BRENDA C. MADDOX
          CHAIRMAN OF THE BOARD    ASSISTANT SECRETARY                                                          AUTHORIZED SIGNATURE

SEE REVERSE SIDE FOR RESTRICTIONS ON THE RIGHTS, PRIVILEGES, AND PREFERENCES OF THESE SHARES AND HOLDERS THEREOF.
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                                   BELO CORP.

     The Corporation is authorized to issue three series of Common Stock (Series A, Series B, and Series C) and more than one series of preferred stock. Upon written request of the recordholder of this certificate to the Corporation at its principal place of business or registered office, a full statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights will be furnished without charge.

     The holders of Series B Stock are entitled to ten (10) votes per share, voting as a single class with the holders of all outstanding shares of Series A Stock and outstanding shares, if any, of Series C Stock. Shares of Series B Stock are subject to significant restrictions on transfer and registration of transfer and to mandatory conversion upon the occurrence of certain events. In general, Series B Stock can be transferred only to "Permitted Transferees" (as defined in Article Four of the Corporation's Certificate of Incorporation).

     As a condition to transfer of Series B Stock the Corporation requires affidavits or other proof acceptable to the Corporation and its transfer agent that the transferee is a Permitted Transferee. Series B Stock presented for transfer shall be presumed to be presented for conversion and delivery of Series A Stock to a person who is not a Permitted Transferee unless accompanied by such evidence to the contrary when delivered to the Corporation or its transfer agent.

     Shares of Series B Stock are freely convertible into shares of Series A Stock. The holder of such shares may exercise the conversion privilege at any time by surrendering the certificate(s) representing Series B Stock to the Corporation or its transfer agent and completing and signing the written notice of election to convert such shares into Series A Stock set forth at the bottom of this certificate.

     All statements herein are qualified in their entirety by reference to the provisions of Article Four of the Corporation's Certificate of Incorporation and the Certificate of Designation by which the Series B Stock was created, both of which are incorporated herein by this reference.

     The Communications Act of 1934 imposes restrictions on the ownership of shares of the Corporation by aliens. Article IX, Section 5 of the Bylaws of the Corporation provides that (a) not more than one-fourth of the equity or voting power of the Corporation shall at any time be owned of record or voted by or for the account of aliens, and (b) if the stock records of the Corporation shall at any time disclose one-fourth alien ownership or voting power, no transfers of shares to aliens will be made and, if it shall thereafter be found that such shares are in fact held by or for the account of an alien, such shares will not be entitled to vote, to receive dividends, or to any other rights, except the right to transfer such shares to a United States citizen. For these purposes, "alien" shall include the following: any individual not a citizen of the United States of America and any representative of any such individual; any foreign government or representative thereof; any corporation or other entity organized under the laws of any foreign government; any corporation directly or indirectly controlled by other than a United States citizen; any partnership of which any partner is an alien, except for limited partnerships with alien partners who are insulated in accordance with the rules and regulations of the Federal Communications Commission from material involvement in the management or operation of the media-related activities of the partnership; and any other entity or individual determined to be an alien under Section 310 of the Communications Act of 1934, as amended, or the rules, regulations and policies of the Federal Communications Commission. In determining the number of shares that are owned or voted by or for the account of aliens, the Corporation shall include in the calculation indirect as well as direct interests of aliens in such shares, in accordance with the policies and procedures of the Federal Communications Commission.

                                   ----------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of the certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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
        TEN COM -- as tenants in common                 UNIF GIFT MIN ACT -- _____________ Custodian ___________
        TEN ENT -- as tenants by the entireties                                 (Cust)                  (Minor)
        JT TEN  -- as joint tenants with right                               under Uniform Gifts to Minors Act
                   of survivorship and not as                                ___________________________________
                   tenants in common                                                      (State)

   Additional abbreviations may also be used though not in the above list.

                                   ----------

For value received, __________________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
[                                    ]

_______________________________________________________________________________
    PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE

_______________________________________________________________________________

________________________________________________________________________ Shares
of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint ____________________________________________
Attorney to transfer such stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: __________________________________

Signature(s) guaranteed:

________________________________________        ________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY                      Signature(s):
AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN                  NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
ASSOCIATIONS AND CREDIT UNIONS WITH             MUST CORRESPOND WITH THE NAME(S) AS WRITTEN
MEMBERSHIP IN AN APPROVED SIGNATURE             UPON THE FACE OF THE CERTIFICATE IN
GUARANTEE MEDALLION PROGRAM), PURSUANT          EVERY PARTICULAR, WITHOUT ALTERATION OR
TO S.E.C. RULE 17Ad-15.                         ENLARGEMENT OR ANY CHANGE WHATEVER.
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                                   ----------

UNLESS THE FOLLOWING CERTIFICATE OF PERMITTED TRANSFEREE IS COMPLETED AT TIME OF REQUEST FOR TRANSFER, SHARES OF SERIES A STOCK (RATHER THAN SERIES B STOCK) WILL BE ISSUED AUTOMATICALLY ON A SHARE-FOR-SHARE BASIS UPON TRANSFER PURSUANT TO
THE FOREGOING ASSIGNMENT

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
                      CERTIFICATE OF PERMITTED TRANSFEREE


       The undersigned hereby certifies that the undersigned, the assignee of _____________ shares of Series B Stock represented by the within certificate, is _________________________________________________________________________
                         (State relationship to assignor)
of the assignor and as such is a Permitted Transferee (as defined in Article Four of the Corporation's Certificate of Incorporation). The undersigned hereby requests that such shares of Series B Stock be transferred to and registered in the name of the undersigned. The undersigned hereby acknowledges that such shares of Series B Stock may not be transferred into "street" or nominee name or to any person who is not a Permitted Transferee and that any such shares subsequently transferred to "street" or nominee name or to a person who is not such a Permitted Transferee will be deemed to have been converted automatically into shares of Series A Stock in accordance with Article Four of the Corporation's Certificate of Incorporation.


________________________________________        ________________________________________
              Address                                        Print Name

________________________________________        ________________________________________
        City, State, Zip Code                                Signature

Dated __________________________________

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
 NOTICE OF ELECTION TO CONVERT SHARES OF SERIES B STOCK INTO SHARES OF SERIES A STOCK

     The undersigned hereby converts ______________________________ shares of Series B Stock represented by this certificate into a like number of shares of Series A Stock to be registered in the name of the undersigned (any balance of shares not converted hereby will be returned to the undersigned as shares of Series B Stock).

Dated _________________________________        ________________________________________
                                                              Signature

      This certificate also evidences and entitles the holder hereof to certain
Rights as set forth in a Rights Agreement between the Corporation and the Rights
Agent, dated as of March 10, 1986, amended and restated as of February 28, 1996, as further amended or supplemented from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring
Persons (as defined in the Rights Agreement) may become null and void.
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